As filed with the Securities and Exchange Commission on October 13, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Susser Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(361) 884-2463

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-134033

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock of Susser Holdings Corporation, a Delaware corporation (the “Registrant”), is incorporated herein by reference to the section set forth under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-134033), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission and in the final prospectus that will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which, upon filing, shall form a part of the Registration Statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: October 13, 2006	By:	/s/ Sam L. Susser
	Name:	Sam L. Susser
	Title:	President and Chief Executive Officer